Exhibit 10.8

CENTRAL FEDERAL CORPORATION

2019 EQUITY INCENTIVE PLAN

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

Central Federal Corporation (the “Company”) hereby grants the undersigned Participant an award of Restricted Stock (the “Award”), subject to the terms and conditions described in the Central Federal Corporation 2019 Equity Incentive Plan, as amended (the “Plan”), and this Restricted Stock Award Agreement (this “Award Agreement”).  This grant is made in consideration of the non-solicitation covenants set forth in Section 8 of this Award Agreement.

1.	Name of Participant: ______________________________________
2.	Grant Date: ___________________(the “Grant Date”).
3.	Number of Shares of Restricted Stock: _______ (the “Restricted Stock”).
4.

Vesting:  Except as provided in Section 5 of this Award Agreement, and provided that the Participant remains an employee of the Company on the relevant date (each a “Vesting Date”), the Restricted Stock will vest in three (3) annual installments (rounded down to the nearest whole share) on each anniversary of the Grant Date as follows:

33.34% shall be vested on the first anniversary of the Grant Date

33.33% (50% of remainder) shall be vested on the second anniversary of the Grant Date

33.33% (100% of remainder) shall be vested on the third anniversary of the Grant Date

5.

Accelerated Vesting:  If a Participant retires or otherwise terminates employment with the Company prior to any Vesting Date, any unvested Restricted Stock will be forfeited.  Notwithstanding the foregoing, if prior to any Vesting Date:

(a)	Death; Disability. The Participant dies or becomes Disabled, all unvested Restricted Stock will immediately vest on the date of death or Disability.
(b)	Change in Control. Any unvested Restricted Stock will immediately vest on the date of a Change in Control.
6.

Transferability:  Until the Restricted Stock vests as described in this Award Agreement, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution and in accordance with Section 9(b) of this Award Agreement.

7.

Settlement:  If the applicable terms and conditions of this Award Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions or delivered to the Participant as soon as administratively feasible after all applicable restrictions have lapsed.

8.

Non-Solicitation Covenant: In consideration for this Award of Restricted Stock, the Participant hereby agrees and covenants that, for a period of the Participant’s employment with the Company and for one year after the termination of the Participant’s employment, the Participant will not, without the express written consent of the Company:

(a)

Call upon or solicit, either for the Participant or for any other person or firm that engages in competition with any business operation of the kind actively conducted by the Company or any current or future Subsidiary for the period that the Participant was employed with the Company or any Subsidiary, as applicable, any customer with whom the Company or any current or future Subsidiary directly conducts business during the period of the Participant’s employment, any referral source of the Company or any current or future Subsidiary during the period of the Participant’s employment (including, solely by way of example, intermediaries and corporations that purchase directly from the Company or any current or future Subsidiary); or

(b)

Interfere with any relationship, contractual or otherwise, between the Company or any current or future Subsidiary, any customer with whom the Company or any current or future Subsidiary directly conducts business during the period of the Participant’s employment, or any referral source of the Company or any current or future Subsidiary existing during the period of your employment; or

(c)

Induce any person who is as of the date of the Participant’s termination of employment or was during any of the 12 months preceding the date of the Participant’s termination, an employee, officer, director, or agent of the Company or any current or future Subsidiary to terminate said relationship.

In the event the Participant breaches any covenant set forth in this Award Agreement, the term of such covenant shall be extended by the period of the duration of such breach.  This covenant will survive for 12 months after the termination of the Participant’s employment, plus any extension under the preceding sentence, even if this Award has expired or terminated.  Notwithstanding Section 9(e) to this Award Agreement, the restrictions contained in this Section 8 are in addition to any restrictions contained in any other agreement between the Participant and the Company or any Subsidiary. These restrictions may be enforced by the Company, any current or future Subsidiary and/or any successor, by an action to recover payments made under this Award Agreement, an action for injunction, and/or an action for damages.  The provisions of this Section 8 constitute an essential element of this Agreement, without which the Company would not have entered into this Agreement.  Notwithstanding any other remedy available to the Company at law or at equity, the parties hereto agree that the Company or any successor thereto, shall have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 8.

If the scope of any restriction contained in this Section 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Participant hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

9.	Other Terms and Conditions:
(a)

Rights Before Vesting.  Before the Restricted Stock vests, the Participant (i) may exercise full voting rights associated with the Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that any such dividends or other distributions will be subject to the same restrictions, terms and conditions as the Restricted Stock to which the dividends or distributions relate.

(b)

Beneficiary Designation.  The Participant may name a beneficiary or beneficiaries to receive any Restricted Stock settled after the Participant’s death by completing a “Beneficiary Designation Form” in a form provided by the Company.  The Beneficiary Designation Form does not need to be completed upon execution of this Award Agreement and is not required to be completed as a condition of receiving the Restricted Stock.  However, if the Participant dies without completing a Beneficiary Designation Form or if the Participant does not complete the form correctly, the Participant’s beneficiary under this Award Agreement will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.

(c)

Tax Withholding.  The Participant hereby agrees that, upon request by the Company, the Participant shall pay to the Company an amount equal to all taxes which the Company is required to withhold with respect to the Restricted Stock or make arrangements satisfactory to the Company regarding the payment of such taxes, or, in lieu thereof, the Company shall have the right to withhold a number of shares of Restricted Stock with a fair market value equal to the minimum amount required to be withheld.

(d)	Governing Law. This Award Agreement will be construed in accordance with, and governed by, the laws (other than laws governing conflicts of laws) of the State of Ohio.
(e)

Entire Agreement.  This Award Agreement, along with the Plan, constitutes the entire agreement between the Company and the Participant regarding the subject matter of this Award Agreement.  All representations of any type relied upon by the Participant and the Company in making this Award Agreement are specifically set forth herein, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Award Agreement.  No change, termination or attempted waiver of any of the provisions of this Award Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be changed.

(f)

Restricted Stock Subject to the Plan.  The Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.  The Company has the sole responsibility for interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant.  Capitalized terms that are not defined in this Award Agreement have the same meaning as in the Plan.

(g)

Requirements of Law.  This Award Agreement and the grant of Restricted Stock is subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system, if applicable.  No Restricted Stock will be issued pursuant to the Award unless, at that time, such issuance: (i) is the subject matter of an effective registration statement filed under the Securities Act of 1933, as amended, and all applicable state securities laws, or (ii) qualifies for an exemption from registration under the Securities Act of 1933, as amended, and applicable state securities laws, to the extent necessary.

(h)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

____________________________________
PARTICIPANT ________________________________________ Signature Date: ____________________________________	CENTRAL FEDERAL CORPORATION By: ______________________________________ Title: ____________________________________ Date: ____________________________________